PRESS RELEASE
May 12, 2008

CENTURY CASINOS REPORTS Q1 2008 EARNINGS

COLORADO SPRINGS, Colorado – Century Casinos, Inc. (NASDAQ Capital Market and the Vienna Stock Exchange: CNTY) today reported financial results for the three months ended March 31, 2008.

First Quarter 2008

For the first quarter of 2008, net operating revenue was $20,980,000 and consolidated Adjusted EBITDA* was $4,393,000. This represents a slight decrease in net operating revenue over the same quarter of last year ($21,144,000 in the first quarter of 2007) and a 16% decrease in consolidated Adjusted EBITDA* ($5,220,000 in the first quarter of 2007). Improvements in net operating revenue at the Company’s property in Edmonton were offset by a decline in net operating revenue at our properties in Colorado, particularly at Womacks.

The Company reported net earnings of $541,000, or $0.02 per basic share for the quarter ended March 31, 2008. Net earnings for the 2007 first quarter were $1,542,000, or $0.07 per basic share. In the first quarter of 2008, the Company incurred increases in depreciation charges of $246,000, primarily related to gaming and non-gaming equipment additions during 2007. In addition, stock-based compensation expense increased by $334,000 primarily due to the issuance of stock options and restricted stock in July 2007. In April 2008, the Company received a written waiver from its lender in Central City for a covenant violation in exchange for a cash payment of $162,500. This amount was included in interest expense during the first quarter of 2008.  Interest expense without the waiver fee decreased by $522,000 when comparing the quarter ended March 31, 2008 to the same quarter in 2007.  Finally, general and administrative expenses increased at the Company’s North American casinos by approximately $457,000 due to additional property tax accruals and utility charges.

“We are pleased with the growth at our Canadian operation, but we face significant challenges at our Colorado operations in light of the economic downturn and the smoking ban that became effective on January 1, 2008,” said Co CEOs Erwin Haitzmann and Peter Hoetzinger. “We expect to see our short term growth come from international markets such as Canada and Poland.”

Property Results

Century Casino & Hotel (Edmonton, Alberta, Canada) – Net operating revenue at the Century Casino & Hotel in Edmonton increased 34% to $5,557,000 for the first quarter of 2008 compared to $4,152,000 for the first quarter of 2007.  Adjusted EBTIDA* was $1,928,000 for the three months ended March 31, 2008 and $983,000 for the three months ended March 31, 2007. The Company operated the casino with 50 additional slot machines during the first quarter of 2008 as compared to the first quarter of 2007. The Company also increased the number of tables at the casino from 32 to 35 in March 2008 and introduced 24-hour poker at the casino during the fourth quarter of 2007. The Company opened the hotel portion of the facility in March 2007. All of these factors have led to additional play at the casino.

Womacks Casino (Cripple Creek, Colorado, USA) - Net operating revenue at Womacks Casino in Cripple Creek, Colorado decreased 29% to $2,882,000 for the first quarter of 2008 from $4,059,000 for the same period in 2007.  Management believes that revenue in the first quarter of 2008 at Womacks was negatively impacted by a variety of factors. The Cripple Creek market as a whole declined 12.7%, which management attributes to a decline in consumer discretionary income, increased fuel prices and a smoking ban that went into effect on January 1, 2008. In addition, management believes that Womacks lost a significant amount of its customers due to a renovation that began during the fourth quarter of 2007 and continued through the first quarter of 2008. The Company is reviewing strategies to improve revenue at Womacks.  Womacks’ Adjusted EBITDA* for the first quarter of 2008 was $279,000 compared to $1,293,000 in the first quarter of 2007. The decrease in Adjusted EBITDA* is due to the decline in revenue, which management believes was a result of the above mentioned renovation and smoking ban and an overall market decline of 12.7% in Cripple Creek.

* See discussion and reconciliation of Adjusted EBITDA below.

Century Casino and Hotel (Central City, Colorado, USA) – Net operating revenue at the Century Casino and Hotel decreased 2% to $4,407,000 for the first quarter of 2008 compared to $4,515,000 reported for the same period in 2007.  Adjusted EBITDA* for the first quarter of 2008 was $835,000 compared to $1,055,000 in the first quarter of 2007. The decrease in Adjusted EBITDA* is primarily due to an increase in general and administrative expenses resulting from increased property tax accruals. The Central City gaming market as a whole decreased 9.3% for the first quarter of 2008 compared to the first quarter of 2007.  On December 31, 2007, the Company acquired the remaining 35% of all issued and outstanding partnership units from the minority investor in its casino in Central City, Colorado. The Company now recognizes the casino’s net income or losses at 100% going forward.

The Caledon Hotel, Spa and Casino (Caledon, South Africa) – Net operating revenue at the Caledon decreased 4% to $4,218,000 for the first quarter of 2008 compared to $4,384,000 reported for the same period in 2007, primarily due to foreign currency rates. Net operating revenue in South African Rand (“Rand”) was ZAR 31,709,000 for the quarter ended March 31, 2008 compared to ZAR 31,659,000 for the quarter ended March 31, 2007. Adjusted EBITDA* for the first quarter of 2008 was $1,504,000 compared to $1,516,000 in the first quarter of 2007.

Century Casino and Hotel (Newcastle, South Africa) – Net operating revenue increased 2% to $2,713,000 for the first quarter of 2008 compared to $2,653,000 reported for the same period in 2007. Net operating revenue in Rand was ZAR 20,463,000 for the quarter ended March 31, 2008 compared to ZAR 19,173,000 for the quarter ended March 31, 2007. Newcastle’s Adjusted EBITDA* for the first quarter of 2008 was $899,000 compared to $840,000 for the first quarter of 2007. We opened the casino facility in December 2006.

Other Operations – The Company’s other operations, which include the Century Casino Millennium in Prague and the Company’s ship-based casinos, contributed net operating revenue of $1,201,000 and Adjusted EBITDA* of $68,000 for the quarter ended March 31, 2008 compared to net operating revenue of $1,375,000 and Adjusted EBITDA* of $258,000 for the quarter ended March 31, 2007. The decline in Adjusted EBITDA* is primarily due to a decline in revenue at the Century Casino Millennium.

Corporate – Corporate operations reported negative Adjusted EBITDA* of $1,120,000 for the quarter ended March 31, 2008 compared to negative Adjusted EBITDA* of $725,000 for the quarter ended March 31, 2007. The decrease in Adjusted EBITDA* is primarily due to a decrease in foreign currency gains recognized period over period of $716,000 and increased general and administrative expense of $131,000, offset by the recognition of $460,000 of equity earnings from our investment in Casinos Poland. We acquired a 33.3% interest in Casinos Poland in March 2007.

* See discussion and reconciliation of Adjusted EBITDA below.

The Company will post a slide show presentation of the results of operations for the first quarter of 2008 on its web site at www.cnty.com/corporate/investor/presentations/ on Monday, May 12, 2008.

On Monday, May 12, 2008, Century Casinos will host a “Q1 2008 Earnings” conference call, at 10:30am MDT; 6:30pm CET respectively. US domestic participants please dial +1-800-894-5910, all other international participants please use +1-785-424-1052 to dial-in. For a recording of the call, please visit our website at www.cnty.com/corporate/investor/financial-results/.

(continued)

* See discussion and reconciliation of Adjusted EBITDA below.

CENTURY CASINOS, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION – US GAAP BASIS

Century Casinos, Inc.
Condensed Consolidated Statements of Earnings (Unaudited)
(Amounts in thousands, except for share information)

	For the Three Months Ended March 31,
	2008	2007
Operating Revenue:
Gaming	$19,404	$19,972
Hotel, food and beverage	3,273	2,867
Other	524	493
Gross revenue	23,201	23,332
Less promotional allowances	2,221	2,188
Net operating revenue	20,980	21,144

Operating Costs and Expenses:
Gaming	8,171	8,153
Hotel, food and beverage	2,558	2,571
General and administrative	6,794	5,823
Depreciation	2,265	2,019
Total operating costs and expenses	19,788	18,566
Earnings from Equity Investment	460	-
Earnings from Operations	1,652	2,578

Non-Operating Income (Expense):
Interest income	69	274
Interest expense	(1,573)	(1,932)
Other income, net	185	828
Non-operating (expense) income, net	(1,319)	(830)
Earnings before Income Taxes, Minority Interest and Preferred Dividends	333	1,748
(Benefit) provision for income taxes	(372)	324
Earnings before Minority Interest and Preferred Dividends	705	1,424
Minority interest in subsidiary losses, net	(111)	337
Preferred dividends issued by subsidiary	(53)	(219)
Net Earnings	$541	$1,542

Earnings Per Share:
Basic	$0.02	$0.07
Diluted	$0.02	$0.06

Weighted Average Shares Outstanding:
Basic	23,302,562	23,027,661
Diluted	23,632,076	23,978,227

CENTURY CASINOS, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION – US GAAP BASIS

Century Casinos, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands)

	March 31, 2008	December 31, 2007
Assets
Current Assets	$16,275	$21,109
Other Assets	169,974	176,974
Total Assets	$186,249	$198,083

Liabilities and Shareholders’ Equity
Current Liabilities	$22,920	$23,903
Non-Current Liabilities	53,503	62,191
Shareholders’ Equity	109,826	111,989
Total Liabilities and Shareholders’ Equity	$186,249	$198,083

CENTURY CASINOS, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

Century Casinos, Inc.
Net Operating Revenue by Property (Unaudited)
(Amounts in thousands)

	For the Three Months Ended March 31,
	2008	2007
Century Casino & Hotel, Edmonton	$5,557	$4,152
Womacks Casino & Hotel, Cripple Creek	2,882	4,059
Century Casino & Hotel, Central City	4,407	4,515
Caledon Hotel, Spa & Casino	4,218	4,384
Century Casino & Hotel, Newcastle	2,713	2,653
Century Casino Millennium & Cruise Ships	1,201	1,375
Corporate	2	6
Consolidated net operating revenue	$20,980	$21,144

Century Casinos, Inc.
Adjusted EBITDA Margins** by Property (Unaudited)

	For the Three Months Ended March 31,
	2008	2007
Century Casino & Hotel, Edmonton	35%	24%
Womacks Casino & Hotel, Cripple Creek	10%	32%
Century Casino & Hotel, Central City	19%	23%
Caledon Hotel, Spa & Casino	36%	35%
Century Casino & Hotel, Newcastle	33%	32%
Century Casino Millennium & Cruise Ships	6%	19%
Corporate	-	-
Consolidated Adjusted EBITDA Margin**	21%	25%

CENTURY CASINOS, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

Century Casinos, Inc.
Reconciliation of Adjusted EBITDA* by Property (Unaudited)
For the Three Months Ended March 31, 2008
(Amounts in thousands)
	Edmonton	Cripple Creek	Central City	Caledon	Newcastle	Casino Millennium & Cruise Ships	Corporate	Total

Net Earnings	$834	$(65)	$(377)	$735	$296	$(34)	$(848)	$541
Minority Interest	-	-	-	-	66	-	45	111
Interest Income	(10)	-	-	(19)	(16)	(8)	(16)	(69)
Interest Expense	360	(28)	701	160	180	-	200	1,573
Income Taxes	389	(41)	(243)	316	137	(2)	(928)	(372)
Depreciation	355	423	754	312	236	110	75	2,265
Stock Compensation	-	-	-	-	-	-	348	348
(Gain) Loss on Disposition of Fixed Assets	-	(10)	-	-	-	2	4	(4)
Adjusted EBITDA*	$1,928	$279	$835	$1,504	$899	$68	$(1,120)	$4,393

Century Casinos, Inc.
Reconciliation of Adjusted EBITDA* by Property (Unaudited)
For the Three Months Ended March 31, 2007
(Amounts in thousands)
	Edmonton	Cripple Creek	Central City	Caledon	Newcastle	Casino Millennium & Cruise Ships	Corporate	Total

Net Earnings	$292	$554	$(126)	$597	$224	$145	$(144)	$1,542
Minority Interest	-	-	(473)	-	96	-	40	(337)
Interest Income	(38)	(11)	-	(29)	(2)	(8)	(186)	(274)
Interest Expense	333	24	1,041	186	184	19	145	1,932
Income Taxes	125	337	(77)	444	138	3	(646)	324
Depreciation	271	389	690	318	200	99	52	2,019
Stock Compensation	-	-	-	-	-	-	14	14
Loss on Disposition of Fixed Assets	-	-	-	-	-	-	-	-
Adjusted EBITDA*	$983	$1,293	$1,055	$1,516	$840	$258	$(725)	$5,220

CENTURY CASINOS, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

* The Company defines Adjusted EBITDA as earnings before interest, income taxes, depreciation, amortization, minority interest, pre-opening expenses, non-cash stock based compensation charges, asset impairment costs, gains (losses) on disposition of fixed assets, discontinued operations and certain other one-time items. Intercompany transactions consisting primarily of management fees and interest, along with their related tax effects, are excluded from the presentation of net earnings and Adjusted EBITDA reported for each property.  These adjustments have no effect on the consolidated results. Adjusted EBITDA is not considered a measure of performance recognized under accounting principles generally accepted in the United States of America. Management believes that Adjusted EBITDA is a valuable measure of the relative performance among its operating segments. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue, and the often high cost of acquiring existing operations. EBITDA (Earnings before interest, taxes, depreciation and amortization) is used by our lending institutions to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies. Not all of the aforementioned benefits and costs occur in each reporting period, but have been included in the definition based on historic activity.

** The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

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About Century Casinos, Inc:

Century Casinos, Inc. is an international casino entertainment company that owns and operates the Womacks Casino and Hotel in Cripple Creek, Colorado, the Century Casino & Hotel in Central City, Colorado, the Century Casino & Hotel in Edmonton, Alberta, Canada, and the Century Casino Millennium in the Marriott Hotel in Prague, Czech Republic. The Company also operates casinos aboard the Silver Cloud, The World of ResidenSea, and the vessels of Oceania Cruises. Through its subsidiary Century Casinos Africa (Pty) Limited, it owns and operates The Caledon Hotel, Spa & Casino near Cape Town, South Africa, as well as 60% of, and provides technical casino services to, Century Casino Newcastle, in Newcastle, South Africa. Furthermore, the Company's Austrian subsidiary, Century Casinos Europe GmbH, holds a 33.3% ownership interest in Casinos Poland Ltd, the owner and operator of seven full casinos and one slot casino in Poland. The Company continues to pursue other international projects in various stages of development.

For more information about Century Casinos, visit our new website at www.centurycasinos.com. Century Casinos’ common stock trades on The NASDAQ Capital Market® and the Vienna Stock Exchange under the symbol CNTY.

This release may contain “forward-looking statements“ within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding revenue growth, marketing efforts, progress at and plans for our casinos, gaming market growth, the impact of improvements at our properties and the impact of the Colorado law banning smoking in casinos. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the sections entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K filed on March 17, 2008 and under Part II. Item 1A of our Quarterly Report on Form 10-Q filed on May 12, 2008. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.